EXHIBIT 99.1

WisdomTree Announces Second Quarter 2016 Results

$0.03 diluted EPS for the quarter, or $0.07 as adjusted

Declares $0.08 quarterly dividend

New York, NY – (GlobeNewswire) – July 29, 2016 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $3.7 million or $0.03 diluted EPS in the second quarter. Excluding the previously announced charge of $6.0 million related to the Company’s accelerated buyout of minority shareholders in its European business, adjusted net income (a non-GAAP measure1) was $9.6 million or $0.07 diluted EPS. This compares to $24.2 million or $0.18 diluted EPS in the second quarter of last year and $12.1 million or $0.09 diluted EPS in the first quarter of 2016.

WisdomTree CEO and President Jonathan Steinberg said, “Our largest Japan and European based exposures experienced outflows as these markets remained broadly out of favor during the quarter, more than offsetting inflows in domestic equities. We remain focused on our long term strategic growth plans.”

Mr. Steinberg added, “We are excited about the growth opportunities for the ETF industry and believe many of WisdomTree’s recent accomplishments and initiatives position us well for the future. Most recently, we completed the buyout of our European business, entered the fast-growing Canadian ETF market with locally listed funds and announced a global product partnership with the goal of providing investors around the world access to a novel China equity strategy in collaboration with one of the largest asset managers in China.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Jun. 30, 2016	Mar. 31, 2016	Jun. 30, 2015	Mar. 31, 2016	Jun. 30, 2015
Operating Highlights
U.S. listed ETFs ($, in billions):
AUM	$38.0	$44.3	$61.3	(14.0%)	(37.9%)
Net inflows/(outflows)	($4.9)	($5.4)	$6.6	n/a	n/a
Average AUM	$41.8	$45.5	$61.2	(8.0%)	(31.6%)
Average advisory fee	0.52%	0.52%	0.53%	—	(0.01)
Market share of industry inflows	n/a	n/a	15.9%	n/a	n/a

European listed ETPs ($, in millions):
AUM	$952.0	$885.0	$612.7	7.6%	55.4%
Net inflows	$57.9	$193.3	$194.6	(70.1%)	(70.3%)
Average advisory fee	0.68%	0.68%	0.68%	—	—

Financial Highlights ($, in millions, except per share amounts):
Consolidated Results
Total revenues	$56.0	$60.9	$81.6	(8.0%)	(31.4%)
Net income	$3.7	$12.1	$24.2	(69.8%)	(84.9%)
Diluted earnings per share	$0.03	$0.09	$0.18	($0.06)	($0.15)
Pre-tax margin	19.9%	35.6%	50.2%	-15.7	-30.3
Non-GAAP[1]:
Net income, as adjusted	$9.6	—	—	—	—
Diluted earnings per share, as adjusted	$0.07	—	—	—	—
Pre-tax margin, as adjusted	30.6%	—	—	—	—

U.S. listed ETFs
Gross margin[1] (non-GAAP)	81.5%	82.9%	86.4%	-1.4	-4.9
Pre-tax margin	35.6%	40.7%	53.2%	-5.1	-17.6

	Six Months Ended		Change from
	Jun. 30, 2016	Jun. 30, 2015	Jun. 30, 2015
Operating Highlights
U.S. listed ETFs ($, in billions):
AUM	$38.0	$61.3	(37.9%)
Net inflows/(outflows)	($10.3)	$20.1	n/a
Average AUM	$43.7	$53.8	(18.8%)
Average advisory fee	0.52%	0.52%	—
Market share of industry inflows	n/a	20.8%	n/a

European listed ETPs ($, in millions):
AUM	$952.0	$612.7	55.4%
Net inflows	$251.2	$368.8	(31.9%)
Average advisory fee	0.68%	0.68%	—

Financial Highlights ($, in millions, except per share amounts):
Consolidated Results
Total revenues	$116.9	$141.7	(17.5%)
Net income	$15.7	$36.2	(56.6%)
Diluted earnings per share	$0.11	$0.26	($0.15)
Pre-tax margin	28.1%	43.7%	-15.6
Non-GAAP[1]:
Net income, as adjusted	$21.7	—	—
Diluted earnings per share, as adjusted	$0.16	—	—
Pre-tax margin, as adjusted	33.2%	—	—

U.S. listed ETFs
Gross margin[1] (non-GAAP)	82.2%	85.0%	-2.8
Pre-tax margin	38.3%	46.9%	-8.6

Recent Business Developments

Company News

•	In May 2016, the Company announced it completed the buyout of its European business to position it for continued growth; and presented at the William Blair 36th Annual Growth Stock Conference

•	In June 2016, the Company announced the increase in sales coverage in Germany with key new hires; announced it surpassed $1 billion in AUM in Europe; and celebrated the 10th anniversary of its first ETFs

•	In July 2016, the Company and ICBC Credit Suisse jointly announced the global product partnership on S&P China 500 index

US Listed Product News

•	In June 2016, the Company announced six WisdomTree domestic dividend ETFs received a 5-Star overall Morningstar Rating™

•	In July 2016, the Company announced an index change to the WisdomTree Managed Futures Strategy Fund (WDTI); that ten additional ETFs filed notification with the Financial Services Agency of Japan (FSA); and expanded its offering on Schwab ETF OneSource

European Listed Product News

•	In May 2016, the Company announced the launch of the Enhanced Commodity UCITS ETF on the London Stock Exchange

•	In June 2016, the Company announced the launch of the Enhanced Commodity UCITS ETF on the Borsa Italiana and Deutsche Börse Xetra; two Quality Dividend Growth UCITS ETFs on the London Stock Exchange, the Borsa Italiana and Deutsche Börse Xetra; and Boost Volatility and Emerging Markets ETPs on the Deutsche Börse Xetra; announced that its UCITS ETFs are now available in France and Sweden; and broadened the Boost Range of Oil ETPs with cross-listing on the London Stock Exchange

•	In July 2016, the Company announced the launch of the Eurozone Quality Dividend Growth UCITS ETF on the London Stock Exchange, Borsa Italiana and the Deutsche Börse Xetra

Canadian Listed Product News

•	In July 2016, the Company announced the launch of its first ETFs in Canada

Assets Under Management and Net Inflows

U.S. listed ETF assets under management (“AUM”) were $38.0 billion at June 30, 2016, down 26.3% from December 31, 2015 primarily due to $10.3 billion of net outflows and $3.5 billion of negative market movement. U.S. listed AUM was down 37.9% from June 30, 2015 primarily due to net outflows in 2016. Net outflows were primarily in our two largest funds, HEDJ and DXJ.

European listed AUM was $952.0 million at June 30, 2016, up 23.0% from December 31, 2015 primarily due to $251.2 million of net inflows. European listed AUM was up 55.4% from June 30, 2015 primarily due to net inflows.

Performance

In evaluating the performance of our U.S. listed equity, fixed income and alternative ETFs against actively managed and index based mutual funds and ETFs, 74% of the $37.2 billion invested in our ETFs and 57% (43 of 76) of our ETFs outperformed their comparable Morningstar average since inception as of June 30, 2016.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Second Quarter Financial Discussion

Revenues

Total revenues decreased 31.4% from the second quarter of 2015 and 8.0% from the first quarter of 2016 due to declines in our AUM from outflows in our two largest ETFs and negative market movement. Our average advisory fee remained 0.52% during the quarter.

Margins

Gross margin1 for our U.S. listed ETFs, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 81.5% in the second quarter of 2016 as compared to 86.4% in the second quarter of 2015 and 82.9% in the first quarter of 2016. The decline over these periods was due to lower average AUM as well as the costs due to additional ETF launches.

Pre-tax margin was 19.9% in the second quarter of 2016 as compared to 50.2% in the second quarter of 2015 and 35.6% in the first quarter of 2016. Excluding the European buyout charge, adjusted pre-tax margin1 was 30.6% for the quarter. Pre-tax margin for our U.S. listed ETF business was 35.6% in the second quarter of 2016 as compared to 53.2% in the second quarter of 2015 and 40.7% in the first quarter of 2016.

Expenses

Total expenses increased 10.3% from the second quarter of 2015 and 14.3% from the first quarter of 2016. Excluding the European buyout charge of $6.0 million, adjusted total expenses1 declined 4.4% from the second quarter of 2015 and 1.0% from the first quarter of 2016 as lower compensation was partly offset by higher marketing and sales related spending.

•	Compensation and benefits expense declined 23.2% from the second quarter of 2015 to $14.3 million due to lower accrued incentive compensation relating to outflows we experienced in the first half partly offset by higher headcount related expenses to support our growth and higher stock based compensation due to equity awards we granted as part of 2015 incentive compensation. Our headcount was 149 in the U.S. and 204 globally at the end of the quarter.

This expense declined 5.8% from the first quarter of 2016 due to lower accrued incentive compensation and higher seasonal taxes due to bonus payments in the first quarter which were partly offset by higher headcount related expenses.

•	Fund management and administration expense decreased 5.2% from the second quarter of 2015 primarily due to lower fund costs for our U.S. listed ETF business as a result of lower average AUM partly offset by higher costs for additional fund launches by our European business.

This expense increased 5.7% compared to the first quarter of 2016 due to fund costs for our European business partly offset by lower U.S. listed fees due to lower average AUM. We had 99 U.S. listed ETFs and 94 ETPs at the end of the quarter.

•	Marketing and advertising expense increased 25.9% from the second quarter of 2015 and 19.2% from the first quarter of 2016 to $4.6 million primarily due to higher levels of advertising related activities to support our growth.

•	Sales and business development expense increased 84.7% from the second quarter of 2015 and 56.7% from the first quarter of 2016 to $3.8 million primarily due to higher spending for sales related initiatives.

•	Professional and consulting fees decreased 14.9% from the second quarter of 2015 and 51.9% compared to the first quarter of 2016 to $1.4 million due to lower corporate consulting related services and fees associated with our acquisition of the GreenHaven family of commodity ETFs, which was completed in January 2016.

•	Occupancy, communications and equipment expense increased 31.6% from the second quarter of 2015 to $1.2 million primarily due to technology initiatives and higher costs for our office space in London. This expense was relatively unchanged compared to the first quarter of 2016.

•	Depreciation and amortization expense increased 48.0% from the second quarter of 2015 to $0.3 million primarily due to higher amortization for leasehold improvements to our New York office space. This expense was essentially unchanged from the first quarter of 2016.

•	Third-party sharing arrangements expense increased 42.7% from the second quarter of 2015 to $0.7 million due to higher fees to our third party marketing agent in Latin America due to higher AUM. This expense declined 21.8% from the first quarter of 2016 due to lower AUM in Latin America.

•	Acquisition payment expense was $6.0 million in the second quarter of 2016. In April 2014, WisdomTree expanded into Europe through a 75% majority investment in U.K. based ETP sponsor Boost, with an obligation to buy out the remaining minority investment in four years. In May 2016, WisdomTree accelerated the buyout and completed the purchase of the remaining minority stake and made management changes to drive continued growth. As a result, the Company took a charge of $6.0 million to reflect the accelerated purchase of the remaining 25% stake and other related expenses.

•	Other expense increased 20.8% from the second quarter of 2015 and 11.7% from the first quarter of 2016 to $1.8 million due to higher general and administrative expenses.

•	Income tax expense was $7.5 million for the second quarter of 2016. Our overall effective tax rate was 67.3% which was significantly higher than prior periods due to the non-deductibility of the European buyout charge. Excluding the buyout charge, the overall adjusted effective tax rate[1] was 43.8%.

Six Months Results

Total revenues declined 17.5% to $116.9 million due to lower average AUM as a result of outflows in our two largest ETFs and negative market movement. Total expenses increased 5.4% to $84.0 million. Excluding the European buyout charge of $6.0 million, adjusted total expenses1 declined 2.1% as lower compensation was partly offset by higher marketing and sales related expenses.

Balance Sheet

As of June 30, 2016, the Company had total assets of $247.8 million which consisted primarily of cash and cash equivalents of $174.9 million and investments of $18.7 million. There were approximately 134.1 million shares of common stock outstanding as of June 30, 2016. Fully diluted weighted average shares outstanding were 137.3 million for the quarter.

Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share of the Company’s common stock. The dividend will be paid on August 24, 2016 to stockholders of record as of the close of business on August 10, 2016.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, July 29, 2016 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	timing of payment of our cash income taxes;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	Financial growth in recent years may not provide an accurate representation of the financial growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenues and operating margins.

•	We derive a substantial portion of our revenues from two products – the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – and, as a result, our operating results are particularly exposed to the performance of these funds and our ability to maintain the AUM of these funds, as well as investor sentiment toward investing in the funds’ strategies and market-specific and political and economic risk.

•	Most of our AUM are held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	Many of our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenues to decline.

•	We depend on third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S., Europe, Canada and Japan (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $40.8 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”

Contact Information

Investor Relations:

Stuart Bell

+1.917.267.3702

sbell@wisdomtree.com

Media Relations:

Jessica Zaloom / Melissa Chiles

+1.917.267.3735 / +1.917.267.3797

jzaloom@wisdomtree.com / mchiles@wisdomtree.com

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Six Months Ended
	Jun. 30, 2016	Mar. 31, 2016	Jun. 30, 2015	Mar. 31, 2016	Jun. 30, 2015	Jun. 30, 2016	Jun. 30, 2015	% Change
Revenues:
Advisory fees	$55,931	$60,615	$81,320	-7.7%	-31.2%	$116,546	$141,189	-17.5%
Other income	50	263	239	-81.0%	-79.1%	313	511	-38.7%

Total revenues	55,981	60,878	81,559	-8.0%	-31.4%	116,859	141,700	-17.5%

Expenses:
Compensation and benefits	14,343	15,226	18,669	-5.8%	-23.2%	29,569	38,270	-22.7%
Fund management and administration	10,621	10,044	11,208	5.7%	-5.2%	20,665	21,376	-3.3%
Marketing and advertising	4,566	3,832	3,628	19.2%	25.9%	8,398	6,704	25.3%
Sales and business development	3,834	2,447	2,076	56.7%	84.7%	6,281	3,976	58.0%
Professional and consulting fees	1,365	2,835	1,604	-51.9%	-14.9%	4,200	3,067	36.9%
Occupancy, communications and equipment	1,241	1,222	943	1.6%	31.6%	2,463	1,861	32.3%
Depreciation and amortization	330	316	223	4.4%	48.0%	646	443	45.8%
Third-party sharing arrangements	709	907	497	-21.8%	42.7%	1,616	780	107.2%
Acquisition payment	5,993	745	264	704.4%	2170.1%	6,738	521	n/a
Other	1,823	1,632	1,509	11.7%	20.8%	3,455	2,744	25.9%

Total expenses	44,825	39,206	40,621	14.3%	10.3%	84,031	79,742	5.4%

Income before taxes	11,156	21,672	40,938	-48.5%	-72.7%	32,828	61,958	-47.0%
Income tax expense	7,505	9,600	16,766	—	—	17,105	25,724	—

Net income	$3,651	$12,072	$24,172	-69.8%	-84.9%	$15,723	$36,234	-56.6%

Net income per share - basic	$0.03	$0.09	$0.18			$0.11	$0.27

Net income per share - diluted	$0.03	$0.09	$0.18			$0.11	$0.26

Weighted average common shares - basic	136,503	137,599	135,895			137,051	134,990

Weighted average common shares - diluted	137,274	138,424	137,951			137,849	137,620

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

NON-GAAP SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	U.S. Listed Business Q2/16	European Listed Business Q2/16	Total Q2/16	U.S. Listed Business
							% Change From
				Q2/16	Q1/16	Q2/15	Q1/16	Q2/15
Revenues:
Advisory fees	$54,061	$1,870	$55,931	$54,061	$59,092	$80,409	-8.5%	-32.8%
Other income	386	(336)	50	386	221	238	74.7%	62.2%

Total revenues	54,447	1,534	55,981	54,447	59,313	80,647	-8.2%	-32.5%

Expenses:
Compensation and benefits	12,955	1,388	14,343	12,955	13,677	17,437	-5.3%	-25.7%
Fund management and administration	9,339	1,282	10,621	9,339	9,260	10,462	0.9%	-10.7%
Marketing and advertising	3,975	591	4,566	3,975	3,510	3,256	13.2%	22.1%
Sales and business development	3,621	213	3,834	3,621	2,362	2,048	53.3%	76.8%
Professional and consulting fees	1,261	104	1,365	1,261	2,493	1,541	-49.4%	-18.2%
Occupancy, communications and equipment	1,138	103	1,241	1,138	1,116	889	2.0%	28.0%
Depreciation and amortization	325	5	330	325	311	221	4.5%	47.1%
Third-party sharing arrangements	709	—	709	709	907	497	-21.8%	42.7%
Acquisition payment	—	5,993	5,993	—	—	—	n/a	n/a
Other	1,739	84	1,823	1,739	1,537	1,413	13.1%	23.1%

Total expenses	35,062	9,763	44,825	35,062	35,173	37,764	-0.3%	-7.2%

Income/(loss) before taxes	19,385	(8,229)	11,156	19,385	24,140	42,883	-19.7%	-54.8%
Income tax expense/(benefit)	7,607	(102)	7,505	7,607	9,651	16,785	-21.2%	-54.7%

Net income/(loss)	$11,778	$(8,127)	$3,651	$11,778	$14,489	$26,098	-18.7%	-54.9%

Pretax margin	35.6%		19.9%

Gross margin	81.5%		79.8%

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$174,914	$210,070
Investments	3,088	—
Accounts receivable	17,939	27,576
Other current assets	4,659	2,899

Total current assets	200,600	240,545

Fixed assets, net	12,062	11,974
Investments	15,615	23,689
Deferred tax asset, net	5,356	14,071
Goodwill	3,475	1,676
Intangible asset	9,953	—
Other noncurrent assets	763	738

Total assets	$247,824	$292,693

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$13,183	$12,971
Compensation and benefits payable	7,531	28,060
Acquisition payable	7,194	—
Accounts payable and other liabilities	7,123	8,063

Total current liabilities	35,031	49,094

Other noncurrent liabilities:
Acquisition payable	—	3,942
Deferred rent payable	5,015	5,155

Total liabilities	40,046	58,191

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
issued: 136,578 and 138,415;	1,366	1,384
outstanding: 134,146 and 136,794;
Additional paid-in capital	236,444	257,960
Accumulated other comprehensive income/(loss)	794	(126)
Accumulated deficit	(30,826)	(24,716)

Total stockholders' equity	207,778	234,502

Total liabilities and stockholders' equity	$247,824	$292,693

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30, 2016	June 30, 2015
Cash flows from operating activities:
Net income	$15,723	$36,234
Non-cash items included in net income:
Income tax expense	15,490	25,218
Depreciation and amortization	646	443
Stock-based compensation	7,270	4,952
Deferred rent	(115)	(70)
Accretion to interest income and other	(34)	6
Changes in operating assets and liabilities:
Accounts receivable	9,561	(10,318)
Other assets	(1,889)	(2,279)
Acquisition payable	3,295	521
Fund management and administration payable	240	3,219
Compensation and benefits payable	(20,481)	7,290
Accounts payable and other liabilities	(710)	316

Net cash provided by operating activities	28,996	65,532

Cash flows from investing activities:
Purchase of fixed assets	(599)	(364)
Purchase of investments	—	(8,449)
Acquisition less cash acquired	(11,818)	—
Proceeds from the redemption of investments	5,025	1,187

Net cash used in investing activities	(7,392)	(7,626)

Cash flows from financing activities:
Dividends paid	(21,833)	(21,794)
Shares repurchased	(35,654)	(15,264)
Proceeds from exercise of stock options	104	3,293

Net cash used in financing activities	(57,383)	(33,765)

Increase/(decrease) in cash flows due to changes in foreign exchange rate	623	(153)

Net (decrease )/increase in cash and cash equivalents	(35,156)	23,988
Cash and cash equivalents - beginning of period	210,070	165,284

Cash and cash equivalents - end of period	$174,914	$189,272

Supplemental disclosure of cash flow information:
Cash paid for taxes	$3,748	$356

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
U.S. LISTED ETFs
Total ETFs (in millions)
Beginning of period assets	44,256	51,639	55,758	51,639	39,281
Assets acquired		225		225
Inflows/(outflows)	(4,949)	(5,359)	6,598	(10,308)	20,118
Market appreciation/(depreciation)	(1,261)	(2,249)	(1,057)	(3,510)	1,900

End of period assets	38,046	44,256	61,299	38,046	61,299

Average assets during the period	41,830	45,475	61,153	43,652	53,772
Revenue days	91	91	91	182	181

ETF Industry and Market Share (in billions)
ETF industry net inflows	31.9	34.6	41.4	66.5	96.9
WisdomTree market share of industry inflows	n/a	n/a	15.9%	n/a	20.8%

International Hedged Equity ETFs (in millions)
Beginning of period assets	25,140	33,311	33,925	33,311	17,760
Inflows/(outflows)	(4,927)	(5,396)	6,083	(10,323)	19,523
Market appreciation/(depreciation)	(1,415)	(2,775)	(786)	(4,190)	1,939

End of period assets	18,798	25,140	39,222	18,798	39,222

Average assets during the period	22,633	27,846	38,548	25,239	31,553

U.S. Equity ETFs (in millions)
Beginning of period assets	8,966	8,603	9,748	8,603	9,390
Inflows/(outflows)	500	(8)	(320)	492	(26)
Market appreciation/(depreciation)	300	371	(183)	671	(119)

End of period assets	9,766	8,966	9,245	9,766	9,245

Average assets during the period	9,252	8,225	9,664	8,738	9,717

International Developed Equity ETFs (in millions)
Beginning of period assets	4,653	4,525	4,323	4,525	3,988
Inflows/(outflows)	(251)	160	497	(91)	685
Market appreciation/(depreciation)	(218)	(32)	9	(250)	156

End of period assets	4,184	4,653	4,829	4,184	4,829

Average assets during the period	4,633	4,304	4,790	4,469	4,450

Emerging Markets Equity ETFs (in millions)
Beginning of period assets	3,803	3,825	6,068	3,825	6,187
Inflows/(outflows)	(160)	(171)	250	(331)	85
Market appreciation/(depreciation)	40	149	(74)	189	(28)

End of period assets	3,683	3,803	6,244	3,683	6,244

Average assets during the period	3,703	3,476	6,336	3,590	6,242

Fixed Income ETFs (in millions)
Beginning of period assets	828	799	904	799	1,152
Inflows/(outflows)	(47)	(14)	67	(61)	(143)
Market appreciation/(depreciation)	9	43	(15)	52	(53)

End of period assets	790	828	956	790	956

Average assets during the period	811	788	929	799	974

Alternative Strategy ETFs (in millions)
Beginning of period assets	440	208	225	208	205
Assets acquired	—	225	—	225	—
Inflows/(outflows)	(10)	5	14	(5)	31
Market appreciation/(depreciation)	22	2	(9)	24	(6)

End of period assets	452	440	230	452	230

Average assets during the period	448	432	235	440	225

Currency ETFs (in millions)
Beginning of period assets	426	368	565	368	599
Inflows/(outflows)	(54)	65	7	11	(37)
Market appreciation/(depreciation)	1	(7)	1	(6)	11

End of period assets	373	426	573	373	573

Average assets during the period	350	404	651	377	611

	Three Months Ended			For the Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Average ETF assets during the period
International hedged equity ETFs	54%	61%	63%	58%	59%
U.S. equity ETFs	22%	18%	16%	20%	18%
International developed equity ETFs	11%	9%	8%	10%	8%
Emerging markets equity ETFs	9%	8%	10%	8%	12%
Fixed income ETFs	2%	2%	2%	2%	2%
Currency ETFs	1%	1%	1%	1%	1%
Alternative strategy ETFs	1%	1%	0%	1%	0%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.87%	0.88%	0.95%	0.87%	0.95%
Emerging markets equity ETFs	0.71%	0.71%	0.71%	0.71%	0.71%
International developed equity ETFs	0.56%	0.56%	0.56%	0.56%	0.56%
International hedged equity ETFs	0.54%	0.54%	0.54%	0.54%	0.53%
Currency ETFs	0.50%	0.50%	0.50%	0.50%	0.50%
Fixed income ETFs	0.48%	0.49%	0.52%	0.49%	0.52%
U.S. equity ETFs	0.35%	0.35%	0.35%	0.35%	0.35%

Blended total	0.52%	0.52%	0.53%	0.52%	0.52%

Number of ETFs - end of the period
International hedged equity ETFs	23	23	16	23	16
International developed equity ETFs	21	20	18	21	18
U.S. equity ETFs	15	15	13	15	13
Fixed income ETFs	17	13	12	17	12
Emerging markets equity ETFs	10	9	8	10	8
Alternative strategy ETFs	7	7	2	7	2
Currency ETFs	6	6	6	6	6

Total	99	93	75	99	75

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets	488,069	437,934	288,801	437,934	165,018
Inflows	20,578	123,461	50,331	144,039	195,712
Market appreciation/(depreciation)	51,416	(73,326)	44,957	(21,910)	23,359

End of period assets	560,063	488,069	384,089	560,063	384,089

Average assets during the period	544,676	428,230	336,588	486,453	278,534
Average ETP advisory fee during the period	0.84%	0.84%	0.82%	0.84%	0.82%
Number of ETPs - end of the period	67	67	57	67	57
Total UCITS ETFs (in thousands)
Beginning of period assets	396,901	335,938	45,846	335,938	16,179
Inflows	37,272	69,878	144,234	107,150	173,085
Market appreciation/(depreciation)	(42,273)	(8,915)	38,508	(51,188)	39,324

End of period assets	391,900	396,901	228,588	391,900	228,588

Average assets during the period	400,047	356,814	204,568	378,431	117,138
Average ETP advisory fee during the period	0.46%	0.47%	0.44%	0.46%	0.42%
Number of ETPs - end of the period	27	22	10	27	10
U.S. headcount	149	146	117	149	117
Non-U.S. headcount	55	45	28	55	28

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this release include:

•	Gross margin and gross margin percentage. We disclose gross margin, which we define as total revenues less fund management and administration expenses and third-party sharing arrangements, and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third party service providers to operate our ETPs and third party marketing agents whose fees are associated with our AUM level. Management tracks gross margin and gross margin percentage to analyze the profitability of operating our products.

•	Operating results for our U.S. listed ETF business. We disclose the results of our U.S. listed ETF business separately from the start up stage of our European business to allow investors to better understand and track the performance and operating efficiency of our core U.S. operations, which make up the vast majority of our operating and financial results.

•	Operating results for the second quarter of 2016 excluding a $6.0 million charge related to the accelerated buyout of the minority shareholders of our European business. We exclude this charge, which is not deductible for tax purposes, when analyzing our results as it is a one-time, non-recurring charge and not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	Jun. 30, 2016	Mar. 31, 2016	Jun. 30, 2015	Jun. 30, 2016	Jun. 30, 2015
GAAP total revenue	$55,981	$60,878	$81,559	$116,859	$141,700
Fund management and administration	(10,621)	(10,044)	(11,208)	(20,665)	(21,376)
Third-party sharing arrangements	(709)	(907)	(497)	(1,616)	(780)

Gross margin	$44,651	$49,927	$69,854	$94,578	$119,544

Gross margin percentage	79.8%	82.0%	85.6%	80.9%	84.4%

U.S. listed ETFs:
GAAP total revenue	$54,447	$59,313	$80,647	$113,760	$140,227
Fund management and administration	(9,339)	(9,260)	(10,462)	(18,599)	(20,195)
Third-party sharing arrangements	(709)	(907)	(497)	(1,616)	(780)

Gross margin	$44,399	$49,146	$69,688	$93,545	$119,252

Gross margin percentage	81.5%	82.9%	86.4%	82.2%	85.0%

Adjusted net income and diluted earnings per share:
Net income, as reported	$3,651			$15,723
Add back acquisition payment	5,993			5,993

Adjusted net income	$9,644			$21,716
Weighted average common shares—diluted	137,274			137,849
Adjusted net income per share—diluted	$0.07			$0.16

Adjusted pretax margin:
Income before income taxes	$11,156			$32,828
Add back acquisition payment	5,993			5,993

Adjusted income before income taxes	$17,149			$38,821

Total revenues	$55,981			$116,859
Adjusted pretax margin	30.6%			33.2%

Tax rate:
Adjusted income before income taxes (from above)	$17,149
Income tax expense	7,505
Adjusted income tax rate	43.8%

Adjusted total expenses:
Total expenses, as reported	$44,825			$84,031
Less acquisition payment	(5,993)			(5,993)

Adjusted total expenses	$38,832			$78,038